Exhibit 99.1
GE Board of Directors Approves Spin-Off of GE Vernova; GE Vernova and GE Aerospace to Launch April 2, 2024
•Board sets spin-off date for GE Vernova (NYSE: GEV) of April 2, 2024, pre-market
•Shareholders of record on March 19, 2024, will receive one share of GE Vernova for every four shares of GE owned
•Following the planned spin-off of GE Vernova, GE shareholders will continue to hold their GE shares as GE Aerospace shares

BOSTON – February 29, 2024 – General Electric Company (“GE”) (NYSE: GE) today announced that its Board of Directors has approved the previously announced spin-off of GE Vernova.1 The company is expected to begin trading on the New York Stock Exchange (“NYSE”) on April 2, 2024, under the ticker symbol “GEV”.

GE Chairman and CEO and GE Aerospace CEO H. Lawrence Culp, Jr. said, “Today’s announcement clears the way for the historic launches of GE Vernova and GE Aerospace, completing our transformation into three independent, investment-grade industry leaders. Beginning April 2, both companies will be fully independent, with GE Vernova positioned to lead the energy transition guided by Scott Strazik and his team, and GE Aerospace set up to define flight for today, tomorrow, and the future. We are all excited about the opportunity and the responsibility ahead of us.”

To effect the separation, GE’s Board of Directors approved a distribution to GE shareholders of all shares of GE Vernova’s common stock. Holders of GE common stock will be entitled to receive one share of GE Vernova common stock for every four shares of GE common stock held on March 19, 2024, the record date for the distribution. The distribution is expected to occur before U.S. market open on April 2, 2024. For U.S. federal income tax purposes, the distribution will be conducted in a tax-efficient manner for GE shareholders in the United States. The distribution is subject to certain conditions described in the registration statement on Form 10 filed by GE Vernova.

GE shareholders do not need to take any action to receive shares of GE Vernova common stock to which they are entitled as a GE shareholder. Additionally, shareholders do not need to pay any consideration, or surrender or exchange shares of GE common stock, to participate in the separation.

Following completion of the planned spin-off, GE will operate as GE Aerospace. GE shareholders will continue to hold their shares of GE common stock with the company name GE Aerospace, and GE Aerospace will continue GE’s listing on the NYSE under the ticker symbol “GE.”2

When-Issued Trading to Begin for GE Vernova on the New York Stock Exchange (the “NYSE”)
1 Prior to the spin-off, GE Vernova is expected to be converted into a corporation and renamed GE Vernova Inc. (“GE Vernova”)
2 General Electric Company will use the brand name GE Aerospace, which it has also registered as an assumed/doing business as name in New York state.

GE anticipates that “when-issued” trading in GE Vernova common stock on the NYSE will begin on or about March 27, 2024, under the symbol “GEV WI,” and GE Vernova common stock will begin “regular-way” trading on the NYSE on the distribution date, April 2, 2024, under the symbol “GEV.”

Beginning on March 27, 2024 and continuing through April 1, 2024, it is expected that there will be two markets in GE common stock on the NYSE: a “regular-way” market under the symbol “GE,” in which GE shares will trade with the right to receive shares of GE Vernova common stock in the distribution, and an “ex distribution market” under the symbol “GE WI” in which GE shares will trade as GE Aerospace without the right to receive shares of GE Vernova common stock in the distribution.

GE shareholders who hold shares of common stock on the record date of March 19, 2024, and decide to sell any of those shares before the distribution date should consult their stockbroker, bank or other nominee to understand whether, the shares of GE common stock will be sold with or without entitlement to GE Vernova common stock distributed pursuant to the distribution.

GE Vernova and GE Aerospace Investor Days Next Week

As previously announced, GE Vernova and GE Aerospace will host investor days on Wednesday, March 6 and Thursday, March 7, 2024 respectively, in New York, NY. Both companies’ management teams will present their growth strategies and a showcase of their innovative solutions.

Investors, media, and members of the general public are invited to learn more about the pending spin-off at: https://www.ge.com/investor-relations/spinoff-resources. Future updates to the Form 10 will be filed with the SEC and may be viewed at www.sec.gov as filings under GE Vernova. The Form 10 is subject to change and will be made final prior to the effective date. Refer also to https://www.gevernova.com/investors for information and updates about GE Vernova.

Forward-looking Statements
This document contains forward-looking statements – that is, statements related to future events that by their nature address matters that are, to different degrees, uncertain. For details on the uncertainties that may cause our actual future results to be materially different than those expressed in our forward-looking statements, including (1) our success in executing planned and potential transactions, including our plan to pursue a spin-off of GE Vernova, and sales or other dispositions of our remaining equity interest in GE HealthCare, the timing for such transactions, the ability to satisfy any applicable pre-conditions, and the expected proceeds, consideration and benefits to GE; (2) changes in macroeconomic and market conditions and market volatility, including risk of recession, inflation, supply chain constraints or disruptions, interest rates, the value of securities and other financial assets (including our equity interest in GE HealthCare), oil, natural gas and other commodity prices and exchange rates, and the impact of such changes and volatility on our business operations, financial results and financial position and (3) our capital allocation plans, including the timing and amount of dividends, share repurchases, acquisitions, organic investments, and other priorities, see https://www.ge.com/investor-relations/important-forward-looking-statement-information, as well as our SEC filings. We do not undertake to update our forward-looking statements.

About GE

GE (NYSE:GE) rises to the challenge of building a world that works. For more than 130 years, GE has invented the future of industry, and today the company’s dedicated team, leading technology, and global reach and capabilities help the world work more safely, efficiently, and reliably. GE’s people are diverse and dedicated, operating with the highest level of integrity and focus to fulfill GE’s mission and deliver for its customers. www.ge.com

About GE Aerospace
GE Aerospace, an operating unit of GE (NYSE: GE), is a world-leading provider of jet engines, components, and systems for commercial and military aircraft with a global service network to support these offerings. GE Aerospace and its joint ventures have an installed base of more than 44,000 commercial and 26,000 military aircraft engines, and the business is playing a vital role in shaping the future of flight.

About GE Vernova

GE Vernova is a planned, purpose-built global energy company that includes Power, Wind, and Electrification businesses and is supported by its accelerator businesses of Advanced Research, Consulting Services, and Financial Services. Building on over 130 years of experience tackling the world’s challenges, GE Vernova is uniquely positioned to help lead the energy transition by continuing to electrify the world while simultaneously working to decarbonize it. GE Vernova helps customers power economies and deliver electricity that is vital to health, safety, security, and improved quality of life. GE Vernova is headquartered in Cambridge, Massachusetts, U.S., with more than 80,000 employees across 100+ countries around the world.

GE Vernova’s mission is embedded in its name – it retains its legacy, “GE,” as an enduring and hard-earned badge of quality and ingenuity. “Ver” / “verde” signal Earth’s verdant and lush ecosystems. “Nova,” from the Latin “novus,” nods to a new, innovative era of lower carbon energy. Supported by the Company Purpose, The Energy to Change the World, GE Vernova will help deliver a more affordable, reliable, sustainable, and secure energy future. Learn more: GE Vernova and LinkedIn.

Contact

GE and GE Aerospace Investor Contact:
Steve Winoker
617.443.3400
swinoker@ge.com

GE Vernova Investor Contact
Michael Lapides
631.662.4317
michael.lapides@ge.com

GE Media Contact
Mary Kate Mullaney
202.304.6514
marykate.nevin@ge.com

GE Aerospace Media Contact
Nicole Sizemore
203.945.9783
nicole.sizemore@ge.com

GE Vernova Media Contact
Adam Tucker
518.227.2463
adam.tucker@ge.com

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